UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2017

SPAN-AMERICA MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 450 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2017, Span-America Medical Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Savaria Corporation, an Alberta, Canada corporation (“Parent”), and Savaria (SC) Inc., a South Carolina corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in an all cash transaction, consisting of a tender offer (the “Offer”), followed by a subsequent back-end merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned indirect subsidiary of Parent.

The Company’s Board of Directors (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their shares of common stock, no par value, of the Company (the “Common Stock”), in the Offer.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence the Offer no later than Wednesday, May 24, 2017 for all of the outstanding shares of Common Stock at a price per share of $29.00 (the “Offer Price”), to the holders of Common Stock in cash, net of applicable withholding taxes and without interest.

Subject to the terms and conditions of the Merger Agreement, the Offer will initially remain open for at least 20 business days from the date of commencement of the Offer; provided, however, that the Offer must remain open until at least June 15, 2017. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, then Merger Sub may extend the Offer on one or more occasions in consecutive increments of up to 10 business days, generally until September 1, 2017, to permit the satisfaction of all Offer conditions. Further, the Offer may be extended if required by applicable law, rule regulation, interpretation or position of the U.S. Securities and Exchange Commission (the “SEC”)or at the request of the Company if any of the Offer conditions have not been met or waived by Merger Sub for successive periods of up to 10 business days until September 1, 2017.

The obligation of Merger Sub to purchase the shares of Common Stock (“Shares”) validly tendered pursuant to the Offer is subject to the satisfaction or waiver of a number of customary conditions, including (1) Shares having been validly tendered and (not properly withdrawn) prior to the expiration of the Offer that represent, together with the Shares then owned by Merger Sub, at least 66⅔% of the then outstanding Shares, (2) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Merger, (3) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to de minimis, Company Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (4) the Company’s performance of its obligations, agreements and covenants under the Merger Agreement in all material respects, and (5) the absence, since the date of the Merger Agreement, of any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

The Company has granted to Merger Sub an option (the “Top-Up Option”), which shall be exercised after the Offer Closing (as defined in the Merger Agreement), to purchase at a price per share equal to the Offer Price, a number of newly issued, fully paid and nonassessable Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned, directly or indirectly, by Merger Sub (and, if applicable, Parent) at the time of the closing of the Top-Up Option, constitutes one Share more than 90% of the Shares on a fully diluted basis, but not less than one share more than 90% of the Shares outstanding immediately prior to the issuance of such Top-Up Shares; provided, that the Top-Up Option may not be exercised to purchase an amount of Top-Up Shares in excess of the number of Shares authorized and unissued and not reserved for issuance at the time of exercise of the Top-Up Option.

Following the consummation of the Offer and subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Merger will be effected. If Merger Sub acquires Shares constituting one Share more than 90% of the Shares on a fully diluted basis, either directly from consummation of the Offer or by exercise of the Top-Up Option, the Merger will be effected without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance of the shares validly tendered and not properly withdrawn pursuant to the Offer (the “Offer Acceptance Time”). If Merger Sub does not acquire Shares constituting one Share more than 90% of the Shares on a fully diluted basis, the Company will call a meeting of its stockholders, and the Merger will be submitted to a vote of the Company’s stockholders for their approval.

At the effective time of the Merger (the “Effective Time”), each share of Common Stock (other than shares of Common Stock (i) owned by Parent or Merger Sub (including any Shares acquired by Merger Sub in the Offer, but in each case, other than any Shares held on behalf of third parties), (ii) owned by the Company as treasury stock or (iii) held by a holder who is entitled to demand and who properly demands the appraisal of such Shares in accordance with Chapter 13 of the South Carolina Business Corporation Act of 1988, as amended) will be converted automatically into the right to receive the Offer Price (the “Merger Consideration”) in cash, net of applicable withholding taxes and without interest.

As of the Effective Time, pursuant to Option Cancellation Agreements (as defined in the Merger Agreement) entered into or to be entered into between the Company and the holders of options to acquire Shares, (i) each outstanding vested Company stock option will be canceled and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by (y) the total number of shares of Common Stock subject to such Company stock option and (ii) each unvested Company stock option will be cancelled without any consideration being payable.

The Merger Agreement includes representations and warranties, and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Company has also agreed not to directly or indirectly solicit or initiate discussions or negotiations with any third party regarding alternative acquisition proposals.

Subject to certain requirements and limitations set forth in the Merger Agreement, the Board may, among other things, (a) change its recommendation that the Company’s stockholders accept the Offer and tender their Shares in the Offer and/or (b) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal (as defined in the Merger Agreement), in response to (i) a written Alternative Proposal (as defined in the Merger Agreement) that is made to the Company and is not withdrawn or (ii) the occurrence of a material event, occurrence or development that was unknown to, and was not reasonably foreseeable by, the Board as of the date of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal (provided that certain conditions are met) and (2) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation to the Company’s stockholders with respect to the Offer.  Upon termination of the Merger Agreement by the Company or Parent under specified circumstances, the Company will be required to pay Parent a termination fee of $2,825,000.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and our stockholders with information regarding the terms of the Offer and the Merger. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Merger Sub at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information

The tender offer referred to in this document and the exhibits filed herewith has not yet commenced. This document is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Parent and Merger Sub intend to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Parent, Merger Sub and the Company intend to mail these documents to the Company stockholders. Company stockholders are advised to read the Schedule TO (including the offer to purchase, the related letter of transmittal and the other offer documents) and the Schedule 14D-9, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available, before making any decision with respect to the tender offer because these documents will contain important information about the proposed transaction and the parties thereto. Company stockholders and investors may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements are statements that do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Examples of such statements in this current report on Form 8-K include without limitation statements regarding the planned completion of the Offer and the Merger. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (a) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer, (b) the possibility that competing offers will be made, (c) the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit or delay the consummation of the Merger, (d) the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, vendors and other business partners, (e) the risk that stockholder or other litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability, (f) the inability to achieve anticipated sales growth in the medical and custom products segments, (g) the possibility of a loss of a key customer or distributor for our products, (h) risks related to international operations and foreign currency exchange associated with our Canadian subsidiary, (i) the possibility of having material uncollectible receivables from one or more key customers or distributors, (j) the potential for volatile pricing conditions in the market for polyurethane foam, (k) raw material cost increases, (l) the possibility that some or all of our medical products could be determined to be subject to the 2.3% medical device excise tax imposed by the Affordable Care Act, (m) the potential for lost sales due to competition from low-cost foreign imports, (n) changes in relationships with large customers or key suppliers, (o) uncertainty about whether or not we will be awarded or continue to be awarded one-time seasonal promotions with major retailers, which can have a large impact on annual revenues and earnings, (p) the impact of competitive products and pricing, (q) government reimbursement changes in the medical market, (r) FDA and Health Canada regulation of medical device manufacturing, and (s) and the other risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2016 and other filings with the SEC, which can be found at the SEC’s website www.sec.gov. The discussions of these risks are specifically incorporated by reference in this current report on Form 8-K. We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Top-Up Option and the Top-Up Shares is incorporated into this Item 3.02 by reference. The Top-Up Option was issued, and the Top-Up Shares will be issued if the Top-Up Option is exercised, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, all of the members of the Company’s board of directors, and certain of the Company’s officers, including without limitation the Company’s Chief Executive Officer, Jim Ferguson, Chief Financial Officer, Richard Coggins and Named Executive Officers identified in the Company’s Proxy Statement for its 2017 Annual Meeting of Shareholders dated January 20, 2017 and filed with the Commission on January 24, 2017 have entered into Option Cancellation Agreements. The description of the Option Cancellation Agreements in Item 1.01 is incorporated herein by reference but is not complete and is qualified in its entirety by reference to the form of Option Cancellation Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2017, and effective as of that date, the Company’s board of directors amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to:

(1)

add a new ARTICLE XI thereto to provide that the provisions of Article 1 (entitled “Control Shares Acquisitions”) of Chapter 2 of Title 35 of the Code of Laws of South Carolina of 1976, as amended, do not apply to control share acquisitions (as defined in such article) of shares of the Company, and

(2)

add a new ARTICLE XII thereto, which designates the South Carolina Court of Common Pleas, Thirteenth Judicial Circuit, located in Greenville, South Carolina (the “SC Circuit Court”) and, solely if the SC Circuit Court does not have or accept jurisdiction, the United States District Court for the District of South Carolina, Greenville Division as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The preceding description of the amendments to the Bylaws is qualified in its entirety by reference to the copy of the Amendment to the Company’s Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on May 1, 2017 announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, Dated May 1, 2017, by and among Savaria Corporation, Savaria (SC) Inc. and the Company.

3.1	Amendment to Amended & Restated Bylaws of the Company.

10.1	Tender Support Agreement, dated May 1, 2017, by and among Savaria Corporation, Savaria (SC) Inc. and the Stockholders of the Company set forth on Schedule A thereto.

10.2	Form of Option Cancellation Agreement, dated May 1, 2017, by and among the Company and each of the parties set forth in the table at the beginning thereof.

99.1	Press Release, dated May 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: May 1, 2017
	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer

Exhibits

2.1	Agreement and Plan of Merger, Dated May 1, 2017, by and among Savaria Corporation, Savaria (SC) Inc. and the Company.

3.1	Amendment to Amended & Restated Bylaws of the Company.

10.1	Tender Support Agreement, dated May 1, 2017 by and among Savaria Corporation, Savaria (SC) Inc. and the Stockholders of the Company set forth on Schedule A thereto.

10.2	Form of Option Cancellation Agreement, dated May 1, 2017 by and among the Company and each of the parties set forth in the table at the beginning thereof.

99.1	Press Release, dated May 1, 2017.

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